Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports Fourth Quarter 2022 Financial Results

Announces $159.7 Million of 2022 Acquisitions and Investments

Announces $0.05 Net Income per Share and $0.26 Normalized FFO per Share for the Fourth Quarter of 2022

Announces Weighted Average Leasing Spread of 7% on 140,000 of Renewed Square Feet in the Fourth Quarter of 2022

Fourth Quarter Highlights:
•Reported fourth quarter 2022 total revenue of $132.6 million, an increase of 14.2% over the prior year period.
•Reported net income of $110.0 million for the year ended 2022, an increase of 26.8% over the prior year period, and fourth quarter net income per share of $0.05 on a fully diluted basis.
•Generated fourth quarter Normalized Funds From Operations (Normalized FFO) of $0.26 per share on a fully diluted basis.
•Fourth quarter MOB Same-Store Cash Net Operating Income growth was 1.5% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the fourth quarter 2022, paid on January 18, 2023.
•Sold 5,000,000 common shares pursuant to the ATM program at a weighted average price of $15.00 during the fourth quarter, resulting in net proceeds of $74.3 million.
•Achieved ENERGY STAR® Certification Nation Premier Member status by receiving 16 new property certifications, totaling 26 certifications since 2021.
•Earned 10 new Institute of Real Estate Management Certified Sustainable Property (“IREM® CSP”) designations, totaling 38 certifications since 2019.

Subsequent Event Highlights:
•Completed the acquisition of a medical condominium unit located in an Atlanta “Pill Hill” MOB for a purchase price of approximately $1.3 million and a parcel of land adjacent to one of our medical office facilities located in Avondale, Arizona for a purchase price of approximately $0.8 million.
•On January 7, 2023, the Company repaid a $15.0 million senior unsecured note bearing fixed interest of 4.03% upon maturity.
•Disposed of a 30,000 square foot medical office building on January 17, 2023 for $2.6 million, recognizing an immaterial net gain on the sale.
•On January 31, 2023, the Company was named to the Bloomberg Gender-Equality Index (GEI) as a first-time submitter. The Bloomberg GEI is a comprehensive scorecard tracking the performance of public companies in terms of gender equity, measured across five pillars: female leadership and talent pipeline, equal pay and gender pay parity, inclusive culture, anti-sexual harassment policies, and external brand.
•Sold 4,400,000 common shares pursuant to the ATM program at a weighted average price of $15.10 since December 31, 2022, resulting in net proceeds of $65.8 million.

Milwaukee, WI - February 22, 2023 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the fourth quarter ended December 31, 2022.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “Our focus for 2022 was strong internal growth as investment activity slowed due to rapidly rising interest rates and market uncertainty. Our leasing team completed over 182,000 square feet of leasing activity during the fourth quarter with a weighted average lease term of 5 years. The weighted average leasing spread was 7.0% on 140,000 renewed square feet with 75% tenant retention on our consolidated portfolio in the fourth quarter.

“As markets stabilize, we intend to Invest in better® with a focus on acquisitions and new development opportunities, our commitment to ESG, and the communities we serve. We look forward to sharing more about our 2022 achievements and expectations for 2023 during today’s conference call,” Mr. Thomas concluded.

Fourth Quarter Financial Results

Total revenue for the fourth quarter ended December 31, 2022 was $132.6 million, an increase of 14.2% from the fourth quarter 2021. As of December 31, 2022, the portfolio was approximately 95% leased.

Total expenses for the fourth quarter 2022 were $120.3 million, compared to total expenses of $106.6 million for the fourth quarter 2021.

Net income for the fourth quarter 2022 was $11.9 million, compared to net income of $28.3 million for the fourth quarter 2021, a decrease of 57.9%.

Net income attributable to common shareholders for the fourth quarter 2022 was $11.4 million. Diluted earnings per share for the fourth quarter 2022 was $0.05 based on approximately 241.0 million weighted average common shares and operating partnership units (OP Units) outstanding.

Funds From Operations (FFO) totaled $61.5 million for the fourth quarter 2022 and consisted of net income plus depreciation and amortization on our consolidated portfolio of $47.5 million and our unconsolidated joint ventures of $2.3 million offset by $0.2 million of other adjustments, resulting in FFO of $0.26 per share on a fully diluted basis. Normalized FFO, which adjusts for our proportionate share of unconsolidated joint venture adjustments, was $61.5 million, or $0.26 per share on a fully diluted basis.

Normalized Funds Available for Distribution (FAD) for the fourth quarter 2022, which consists of Normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures, loan reserve adjustments, and our share of adjustments from unconsolidated investments, was $57.9 million.

Our Medical Office Building (MOB) Same-Store portfolio, which includes 255 properties representing 87% of our consolidated leasable square footage, generated year-over-year MOB Same-Store Cash Net Operating Income (Cash NOI) growth of 1.5% for the fourth quarter 2022.

Other Recent Events

Fourth Quarter Investment Activity

During the fourth quarter ended December 31, 2022, the Company completed the acquisition of a medical condominium unit, summarized below, for a purchase price of approximately $0.4 million and funded $0.5 million of a previously announced term loan and $0.4 million of previously announced construction loan commitments. The Company also paid $0.4 million of additional purchase consideration under two earn-out agreements and invested $0.4 million in funds managed by a real estate technology private equity fund.

Atlanta Medical Condominium Investment - On December 5, 2022, the Company closed on the acquisition of a medical condominium unit located in an Atlanta “Pill Hill” MOB at a price of approximately $0.4 million. With this purchase, the units purchased by the Company represent 29% of the larger building and are 67% occupied. The property is 105,000 square feet and consists of additional condos that the Company intends to evaluate for investment in the future.

Capital Activity

During the fourth quarter 2022, the Company issued 5,000,000 shares pursuant to its at the market (ATM) program at a weighted average price of $15.00 for net proceeds of $74.3 million.

Recent Activity

Since December 31, 2022, the Company completed the acquisition of a medical condominium unit located in an Atlanta “Pill Hill” MOB for a purchase price of approximately $1.3 million and a parcel of land adjacent to one of its medical office facilities located in Avondale, Arizona for a purchase price of approximately $0.8 million. The Company also repaid a $15.0 million senior unsecured note bearing fixed interest of 4.03% upon maturity and sold one 30,000 square foot medical office building located in Harrisburg, Pennsylvania for $2.6 million recognizing an immaterial net gain on the sale. The property disposition represents an exit cap rate of 2.3%.

Dividend Paid

On December 22, 2022, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended December 31, 2022. The dividend was paid on January 18, 2023 to common shareholders and OP Unit holders of record as of the close of business on January 4, 2023.

2023 Guidance

The Company anticipates general and administrative expenses to be between $41 million and $43 million and recurring capital expenditures to be between $24 million and $26 million for the year ended December 31, 2023.

ESG Property Certifications Earned

The Company is proud to announce it has earned ten new IREM® CSP designations in 2022 at DOC-owned properties, reinforcing the Company’s ongoing commitment to expanding its environmental, social, and governance (ESG) practices. The IREM® CSP is a sustainability certification program that focuses on the role of exceptional real estate management through green building performance. IREM’s sustainability certification provides properties with recognition for resource efficiency and environmental initiatives. In total, the Company has earned 38 IREM® CSP designations since 2019.

The Company is also proud to have earned ENERGY STAR® Certification Nation Premier Member status in 2022 by receiving 16 new certifications (along with 10 retroactive 2021 certifications for properties previously ineligible before the U.S. Department of Energy restarted the program for medical real estate). The Certification Nation platform is a project of the U.S. Environmental Protection Agency, recognizing commercial real estate companies pursuing ENERGY STAR® certifications for their properties. As an ENERGY STAR® partner since 2014, the Company continually incorporates better environmental impact principles into our business thoughtfully and responsibly.

Conference Call Information

The Company has scheduled a conference call on Wednesday, February 22, 2023, at 10:00 a.m. ET to discuss its financial performance and operating results for the fourth quarter ended December 31, 2022. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust Fourth Quarter Earnings Call or passcode: 13735126. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning February 22, 2023, at 2:00 p.m. ET until March 22, 2023, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13735126. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning February 22, 2023, the Company’s supplemental information package for the fourth quarter 2022 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of December 31, 2022, owned approximately 95.9% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations. The information contained on our website is not a part of an is not incorporated by reference into this press release.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the Coronavirus and its variants, including the Delta and Omicron variants and any future variants which may emerge, (COVID-19) pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Rental revenues	$93,496	$83,706	$371,727	$328,144
Expense recoveries	36,122	28,099	143,646	112,054
Rental and related revenues	129,618	111,805	515,373	440,198
Interest income on real estate loans and other	2,947	4,319	11,262	17,501
Total revenues	132,565	116,124	526,635	457,699
Expenses:
Interest expense	19,878	19,382	72,234	60,136
General and administrative	9,809	9,641	40,209	37,757
Operating expenses	43,020	34,339	171,100	137,408
Depreciation and amortization	47,639	43,207	189,641	157,870
Impairment loss	—	—	—	340
Total expenses	120,346	106,569	473,184	393,511
Income before equity in loss of unconsolidated entities and gain on sale of investment properties, net:	12,219	9,555	53,451	64,188
Equity in loss of unconsolidated entities	(338)	(357)	(790)	(1,570)
Gain on sale of investment properties, net	—	19,054	57,375	24,165
Net income	11,881	28,252	110,036	86,783
Net income attributable to noncontrolling interests:
Operating Partnership	(410)	(806)	(5,240)	(2,211)
Partially owned properties (1)	(46)	(152)	(430)	(607)
Net income attributable to controlling interest	11,425	27,294	104,366	83,965
Preferred distributions	—	—	—	(13)
Net income attributable to common shareholders	$11,425	$27,294	$104,366	$83,952
Net income per share:
Basic	$0.05	$0.12	$0.46	$0.39
Diluted	$0.05	$0.12	$0.46	$0.39
Weighted average common shares:
Basic	229,134,463	220,642,565	226,598,474	216,135,385
Diluted	240,952,269	227,969,369	239,610,285	223,060,556

Dividends and distributions declared per common share	$0.23	$0.23	$0.92	$0.92
(1)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	December 31,
	2022	2021
ASSETS
Investment properties:
Land and improvements	$241,559	$235,453
Building and improvements	4,674,011	4,612,561
Tenant improvements	92,906	86,018
Acquired lease intangibles	505,335	498,221
	5,513,811	5,432,253
Accumulated depreciation	(996,888)	(821,036)
Net real estate property	4,516,923	4,611,217
Real estate held for sale	—	1,964
Right-of-use lease assets, net	231,225	235,483
Real estate loans receivable, net	104,973	117,844
Investments in unconsolidated entities	77,716	69,793
Net real estate investments	4,930,837	5,036,301
Cash and cash equivalents	7,730	9,876
Tenant receivables, net	11,503	4,948
Other assets	146,807	131,584
Total assets	$5,096,877	$5,182,709
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$188,328	$267,641
Notes payable	1,465,437	1,464,008
Mortgage debt	164,352	180,269
Accounts payable	4,391	6,651
Dividends and distributions payable	60,148	57,246
Accrued expenses and other liabilities	87,720	86,254
Lease liabilities	105,011	104,957
Acquired lease intangibles, net	24,381	21,569
Total liabilities	2,099,768	2,188,595

Redeemable noncontrolling interests - partially owned properties	3,258	7,081

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 233,292,030 and 224,678,116 common shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	2,333	2,247
Additional paid-in capital	3,743,876	3,610,954
Accumulated deficit	(881,672)	(776,001)
Accumulated other comprehensive income (loss)	5,183	(892)
Total shareholders’ equity	2,869,720	2,836,308
Noncontrolling interests:
Operating Partnership	123,015	150,241
Partially owned properties	1,116	484
Total noncontrolling interests	124,131	150,725
Total equity	2,993,851	2,987,033
Total liabilities and equity	$5,096,877	$5,182,709

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$11,881	$28,252	$110,036	$86,783
Earnings per share - diluted	$0.05	$0.12	$0.46	$0.39

Net income	$11,881	$28,252	$110,036	$86,783
Net income attributable to noncontrolling interests - partially owned properties	(46)	(152)	(430)	(607)
Preferred distributions	—	—	—	(13)
Depreciation and amortization expense	47,544	43,097	189,221	157,437
Depreciation and amortization expense - partially owned properties	(138)	(70)	(379)	(280)
Gain on sale of investment properties, net	—	(19,054)	(57,375)	(24,165)
Impairment loss	—	—	—	340
Proportionate share of unconsolidated joint venture adjustments	2,258	2,296	9,289	8,860
FFO applicable to common shares	$61,499	$54,369	$250,362	$228,355
Loss on extinguishment of debt	—	4,025	—	4,025
Proportionate share of unconsolidated joint venture adjustments	20	—	(340)	—
Normalized FFO applicable to common shares	$61,519	$58,394	$250,022	$232,380

FFO per common share - diluted	$0.26	$0.24	$1.04	$1.02
Normalized FFO per common share - diluted	$0.26	$0.26	$1.04	$1.04

Normalized FFO applicable to common shares	$61,519	$58,394	$250,022	$232,380
Non-cash share compensation expense	3,272	4,192	15,672	15,032
Straight-line rent adjustments	(1,488)	(1,395)	(6,847)	(8,671)
Amortization of acquired above/below-market leases/assumed debt	1,151	902	4,924	3,459
Amortization of lease inducements	225	235	900	1,157
Amortization of deferred financing costs	575	581	2,314	2,325
TI/LC and recurring capital expenditures	(7,193)	(7,548)	(23,853)	(25,532)
Loan reserve adjustments	(84)	(22)	75	(133)
Proportionate share of unconsolidated joint venture adjustments	(118)	(420)	(1,018)	(998)
Normalized FAD applicable to common shares	$57,859	$54,919	$242,189	$219,019

Weighted average common shares outstanding - diluted	240,952,269	227,969,369	239,610,285	223,060,556

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$11,881	$28,252	$110,036	$86,783
General and administrative	9,809	9,641	40,209	37,757
Depreciation and amortization expense	47,639	43,207	189,641	157,870
Interest expense	19,878	19,382	72,234	60,136
Gain on sale of investment properties, net	—	(19,054)	(57,375)	(24,165)
Impairment loss	—	—	—	340
Proportionate share of unconsolidated joint venture adjustments	3,636	3,633	13,925	14,358
NOI	$92,843	$85,061	$368,670	$333,079

NOI	$92,843	$85,061	$368,670	$333,079
Straight-line rent adjustments	(1,488)	(1,395)	(6,847)	(8,671)
Amortization of acquired above/below-market leases	1,152	917	4,935	3,521
Amortization of lease inducements	225	235	900	1,157
Loan reserve adjustments	(84)	(22)	75	(133)
Proportionate share of unconsolidated joint venture adjustments	(139)	(231)	(485)	(690)
Cash NOI	$92,509	$84,565	$367,248	$328,263

Cash NOI	$92,509	$84,565
Assets not held for all periods or held for sale	(12,338)	(4,217)
Non-MOB health care properties	(2,778)	(2,687)
Interest income on real estate loans	(2,326)	(3,458)
Joint venture and other income	(3,568)	(3,768)
MOB Same-Store Cash NOI	$71,499	$70,435

	Three Months Ended December 31,
	2022	2021
Net income	$11,881	$28,252
Depreciation and amortization expense	47,639	43,207
Interest expense	19,878	19,382
Gain on sale of investment properties, net	—	(19,054)
Proportionate share of unconsolidated joint venture adjustments	3,560	3,619
EBITDAre	$82,958	$75,406
Non-cash share compensation expense	3,272	4,192
Pursuit costs	328	264
Non-cash intangible amortization	1,376	1,143
Proportionate share of unconsolidated joint venture adjustments	20	—
Pro forma adjustments for investment activity	(40)	6,983
Adjusted EBITDAre	$87,914	$87,988

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, and other normalizing items. Our Normalized FFO computation includes our share of required adjustments from our unconsolidated joint ventures and our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to building, site, and tenant improvements, leasing commissions, cash payments from seller master leases, and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.